EUB Alberta Energy and Utilities Board

Calgary Office 640 – 5 Avenue SW Calgary, Alberta Canada T2P 3G4 Tel 403 297-8311 Fax 403 297-7336

31 January 2000

Mr. B. Loewen
President
Autumn Independent Power Corporation
c/o Major Caron
16th floor, Canterra Tower
1600, 400 3rd Av. SW
Calgary, Alberta

Dear Mr. Loewen

APPLICATION NO. 990591
AUTUMN INDEPENDENT POWER
CORPORATION POWER PLANT

The Board has granted your application.

Board Approval No. U2000-004 and Order No. U2000-005 are enclosed.

Yours truly,

R. L. Schroeder
R. L. Schroeder
Utilities Branch

ENCLOSURES

cc: Mr. W.A. Hosie,
TransAlta Utilities Corporation

THE PROVINCE OF ALBERTA

HYDRO AND ELECTRIC ENERGY ACT

ALBERTA ENERGY AND UTILITIES BOARD

IN THE MATTER of a power plant of Autumn Independent Power Corporation in the Willesden Green Area

APPROVAL No. U2000-004

Magrath Energy Corporation (hereinafter called " Magrath") by Approval No. HE 9912 has approval to construct, and operate a power plant in the Willesden Green area.

Autumn Independent Power Corporation by Application No. 990591, registered on 13 December 1999, applied to the Alberta Energy and Utilities Board for approval to transfer ownership of the above-mentioned power plant from Magrath to itself.

The Alberta Energy and Utilities Board, pursuant to Section 9 of the Hydro and Electric Energy Act, being chapter H-13 of the Revised Statutes of Alberta, 1980, approves Application No. 990591 and grants to Autumn Independent Power Corporation an approval to operate the power plant, subject to the provisions of the Act and regulations and orders made pursuant thereto and to the following terms and conditions:

1. The power plant shall be located in LSD 6, Section 24, Township 41, Range 6 West of the 5th Meridian.

2. The power plant is to consist of one 900 kW gas turbine generator, as more particularly described in Magrath's original Application No. 990178 and Application No. 990591.

3. The Board may, upon its own motion or upon the application of an interested person, rescind or amend this approval at any time.

4. Approval No. HE 9912 is rescinded.

DATED at the City of Calgary, in the Province of Alberta, on 24 January 2000.

ALBERTA ENERGY AND UTILITIES BOARD

THE PROVINCE OF ALBERTA

HYDRO AND ELECTRIC ENERGY ACT

ALBERTA ENERGY AND UTILITIES BOARD

IN THE MATTER of a connection between Autumn Independent Power Corporation and TransAlta Utilities Corporation in the Willesden Green Area

ORDER No. U2000-005

Magrath Energy Corporation (hereinafter called "Magrath") by Order No. Misc HE 9926 has approval to connect a 900-kW gas turbine generating plant to the 25-kV distribution system of TransAlta Utilities Corporation at the Willesden Green area.

Autumn Independent Power Corporation, by Application No. 990591 registered on 13 December 1999, applied to the Alberta Energy and Utilities Board for approval to transfer ownership of the above-mentioned power plant from Magrath to itself, and to maintain the existing connection of the power plant to the 25-kV distribution system of TransAlta Utilities Corporation at the Willesden Green area.

The Alberta Energy and Utilities Board, pursuant to Section 17 of the Hydro and Electric Energy Act, being chapter H-13 of the Revised Statutes of Alberta, 1980, approves Application No. 990591 and grants to Autumn Independent Power Corporation an approval to connect the power plant, subject to the provisions of the Act and regulations and orders made pursuant thereto and to the following terms and conditions:

1. Autumn Independent Power Corporation (hereinafter called "the Operator") shall connect its gas turbine generating plant to the 25-kV distribution system of TransAlta Utilities Corporation at a point in LSD 6, Section 24, Township 41, Range 6, West of the 5th Meridian.

2. The specifications of the connection shall be as set out in Magrath's original Application No. 990178.

3. The Operator shall confirm in writing, with the Board, that a new connection agreement pertaining to the above-mentioned power plant has been reached with TransAlta Utilities Corporation.

4. The connection shall be operated so that, except under short-term emergency conditions,

   (a) the flows of energy and real and reactive power are those for which the connection is designed and which it is intended to carry on a continuous basis; and

   (b) no excessive surges of 60-Hz power or excessive exchange of power frequency harmonics shall occur between the systems connected.

5. The Board may at any time, upon its own motion or upon the application of an interested person, rescind or amend this order.

6. Order No. Misc He 9926 is rescinded.

DATED at the City of Calgary, in the Province of Alberta, on 24 January 2000.

ALBERTA ENERGY AND UTILITIES BOARD